Exhibit 10.31

Amendment 1

1.	PURPOSE

Further to Provision 7(i) of the sublease agreement dated August 30, 2005 (the “Sublease”) by and between Innercool Therapies, Inc., formerly known as Neurothermia, Inc. (“Sublessor”), and ACADIA Pharmaceuticals Inc. (“Sublessee”), Sublessor has offered and Sublessee has accepted the offer to lease additional portions of the Master Premises to Sublessee, subject to the terms and conditions set forth below. Sublessee will sublease additional portions of the Master Premises in two phases: Phase I and Phase II (collectively referred to herein as the “Additional Premises”). Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Sublease.

2.	PREMISES

i.	Phase I is described by the indicated area on Exhibit A of this Amendment 1. The indicated area of Exhibit A is approximately 2,000 square feet, and generally encompasses office space and cubicle space. The actual square footage is to be determined by Sublessor and Sublessee. Sublessor shall provide each cubicle and office with a desk, chair, and filing cabinet. No conference room furniture will be provided by Sublessor.

ii.	Phase II is described by the indicated area on Exhibit B of this Amendment 1. The indicated area of Exhibit B is approximately 9,100 square feet, and generally encompasses office space, cubicle space, an IT/Telephone and Utilities room, laboratory space, and three restrooms. The area does not include space corresponding to a coating laboratory, warehouse space, shop space, or showers. The actual square footage is to be determined by Sublessor and Sublessee. Sublessor shall retain a right to access the IT/Telephone and Utilities room for repair and maintenance of its equipment. Sublessor shall also retain a right to access the men’s and women’s restroom facilities adjacent the shower facilities. Sublessor shall provide each cubicle and office with a desk, chair, and filing cabinet. No conference room furniture will be provided by Sublessor.

3.	TERM

i.	The sublease term for the Phase I portion of the Additional Premises shall commence on November 4, 2006, and will expire coterminous with the Master Lease on October 31, 2007; provided, however, that Sublessee’s obligation to make payments under this Amendment 1 for the Phase I portion of the Additional Premises shall commence upon delivery of such Additional Premises to Sublessee.

ii.	The sublease term for Phase II portion of the Additional Premises shall commence on January 1, 2007, and will expire coterminous with the Master Lease on October 31,

2007; provided, however, that Sublessee’s obligation to make payments under this Amendment 1 for the Phase II portion of the Additional Premises shall commence upon delivery of such Additional Premises to Sublessee.

4.	RENT

The triple net rent for the Additional Premises (i.e. both Phase I and Phase II for their respective sublease terms) shall be $1.20 per rentable square foot and shall remain flat for the applicable Term.

5.	ADDITIONAL PROVISIONS

i.	TERMINATION RIGHT

If Sublessor is unable to reach a commercially reasonable agreement on a lease for premises at 6740 Top Gun Street, San Diego, CA 92121, Sublessor shall have a right to cancel the sublease with regard to Phase II of the Additional Premises, but not with regard to Phase I of the Additional Premises, by providing irrevocable, written notice of such cancellation by hand delivery by November 15, 2006 to Sublessee at 3911 Sorrento Valley Boulevard, San Diego, CA 92121.

ii.	RELOCATION COSTS

a. Phase I

When Sublessee becomes obligated, in accordance with Section 3(i) above, to pay Rent, Sublessee also shall pay $5,000 towards Sublessor’s costs in relocating persons and equipment out of the Phase I portion of the Additional Premises.

b. Phase II

When Sublessee becomes obligated, in accordance with Section 3(ii) above, to pay Rent, Sublessee also shall pay $10,000 towards Sublessor’s costs in relocating persons and equipment out of the Phase II portion of the Additional Premises.

iii.	OTHER TERMS

Except as specified in this Amendment 1, all other applicable terms of the Sublease remain unmodified and shall be applied to the Additional Premises as if they were included in the Premises. Inparticular, those provisions relating to Utilities and HVAC (“monthly utilities” Section 7(d)), Taxes, Insurance & Common Area Costs (Section 7(e)), and Parking (Section 7(g)) shall be increased accordingly.

Executed and effective on October 31, 2006 at 3931 Sorrento Valley Boulevard, San Diego, CA 92121.

SUBLESSOR:		SUBLESSEE:

By:	Innercool Therapies, Inc.	By:	ACADIA Pharmaceuticals Inc.
	a Delaware corporation		a Delaware corporation

Signature:	/s/ Michael Magers	Signature:	/s/ Thomas H. Aasen

Name:	Michael Magers	Name:	Thomas H. Aasen

Title:	President	Title:	Chief Financial Officer, Purchasing & Facilities

Date:	11-1-06	Date:	10/31/06